UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2019

Calvert Management Series

(Exact name of registrant as specified in its charter)

Massachusetts	811-03101	See below
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1825 Connecticut Avenue NW, Suite 400

Washington, DC 20009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 238-2200

(Former name or former address, if changed since last report.)

This Form 8-K relates to the following series of Calvert Management Series:

Title of each Series	IRS Employer Identification Number
Calvert Ultra-Short Duration Income NextShares	82-2502338

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Board of Trustees of Calvert Management Series (the “Trust”) on behalf of its series, Calvert Ultra-Short Duration Income NextShares (Nasdaq: CRUSC) (the “Fund”) has approved the liquidation of the Fund, which is expected to take place on or about August 1, 2019 (“Liquidation Date”). The Liquidation Date may be changed without notice at the discretion of the Trust’s officers. All capitalized terms used but not defined in this Supplement shall have the meanings ascribed to such terms in the prospectus and statement of additional information.

Suspension of Sales. Effective prior to the open of business on July 25, 2019, the Fund will no longer accept Creation Unit purchase orders. The last day of secondary market trading of shares for the Fund on The NASDAQ Stock Market LLC (“Nasdaq”) will be on or about July 25, 2019.

Beginning when the Fund commences liquidation of its portfolio, the Fund may not pursue its investment objective, comply with its investment limitations or engage in normal business activities, except for the purposes of winding up its business and affairs, paying its liabilities, and distributing its remaining assets to shareholders. During the time between market close on July 25, 2019 and the Liquidation Date, the Fund’s shares will not be traded on Nasdaq and there can be no assurance that there will be a market for the purchase or sale of the Fund’s shares.

Mechanics. In connection with the liquidation, any shares of the Fund outstanding on the Liquidation Date will be automatically redeemed as of the close of business on the Liquidation Date without the imposition of any customary redemption transaction fees. The proceeds of any such redemption will be equal to the net asset value of such shares after a Fund has paid or provided for all of its charges, taxes, expenses, and liabilities, including certain operational costs of liquidating the Fund. The distribution to shareholders of these liquidation proceeds will occur as soon as practicable, and will be made to all shareholders of a Fund of record at the time of the liquidation. Additionally, the Fund must declare and distribute to shareholders any realized capital gains and all net investment income no later than the final liquidation distribution. Calvert Research and Management (“CRM”), the Fund’s investment adviser, intends to distribute substantially all of the Fund’s net investment income at the time of, or prior to, the liquidation. CRM will bear all administrative expenses associated with the liquidation, if any.

Shareholders of the Fund may sell their shares of the Fund on Nasdaq until the market close on July 25, 2019 through a broker in the standard manner. Customary brokerage charges may apply to such transactions.

U.S. Federal Income Tax Matters. Although the liquidation is not expected to be a taxable event for the Fund, for taxable shareholders, the automatic redemption of shares of the Fund on the Liquidation Date will generally be treated as a sale that may result in a gain or loss for federal income tax purposes. Instead of waiting until the Liquidation Date, a shareholder may voluntarily sell his or her shares on Nasdaq until the market close on July 25, 2019, and Authorized Participants may voluntarily redeem Creation Units prior to the Liquidation Date, to the extent that a shareholder wishes to realize any such gains or losses prior thereto. Please consult your personal tax advisor about the potential tax consequences of the liquidation.

If you have any questions regarding the liquidation, please contact the Fund at 1-800-368-2745.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calvert Management Series

Date:	July 3, 2019	By:	/s/ Maureen A. Gemma
		Name:	Maureen A. Gemma
		Title:	Vice President and Secretary